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                           EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into this Registration Statement of AMBANC Corp. on Form S-8 of our report dated
January 18, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of AMBANC Corp. for the year ended
December 31, 1995.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana


April 24, 1996